Exhibit 5.4
[LETTERHEAD OF VENABLE LLP]
October 22, 2007
Centerplate, Inc.
201 East Broad Street
Spartanburg, South Carolina 29306
     Re: Registration Statement on Form S-3 (File No. 333-141551)
Ladies and Gentlemen:
     We have served as Maryland counsel to Service America Concessions Corporation, a Maryland corporation (the “Company”), which is an indirect wholly owned subsidiary of Centerplate, Inc. (formerly known as Volume Services America Holdings, Inc.), a Delaware corporation (the “Issuer”), in connection with certain matters of Maryland law arising out of (a) the sale by certain selling securityholders of $14,400,000 aggregate principal amount of Subordinated Notes due 2013 of the Issuer (the “Notes”) and (b) the issuance by the Guarantors (as defined herein), including, without limitation, the Company, of guarantees with respect to the Notes (the “Guarantees”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Issuer and the guarantors listed therein (the “Guarantors”), including, without limitation, the Company, with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Notes and the Guarantees will be issued under the Indenture, dated as of December 10, 2003 (the “Indenture”), by and among the Issuer, the Guarantors and The Bank of New York, as Trustee (the “Trustee”), as amended and supplemented by the First Amendment and the Supplemental Indenture (each as defined herein).
     This opinion is being delivered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Davies Ward Phillips & Vineberg LLP, counsel to the Issuer.
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;
     2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Centerplate, Inc.
October 22, 2007

     3. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
     5. Resolutions adopted by the Board of Directors of the Company relating to, among other matters, the authorization of (a) the execution and delivery by the Company of the Supplemental Indenture and (b) the performance by the Company of its obligations under the Amended Indenture (as defined herein) and its guarantee with respect to the Notes (the “Company Guarantee”), certified as of the date hereof by an officer of the Company;
     6. The Indenture;
     7. The First Amendment to Indenture, dated as of October 24, 2006 (the “First Amendment”), by and between the Issuer and the Trustee;
     8. The form of Supplemental Indenture (the “Supplemental Indenture” and, together with the Indenture and the First Amendment, the “Amended Indenture”), by and among the Issuer, the Guarantors and the Trustee;
     9. A certificate executed by an officer of the Company, dated as of the date hereof; and
     10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
     In expressing the opinion set forth below, we have assumed the following:
     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.
     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such

Centerplate, Inc.
October 22, 2007

party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts, including, without limitation, the Supplemental Indenture, do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
     2. The Company has the requisite corporate power to execute and deliver the Supplemental Indenture and to perform its obligations under the Amended Indenture and the Company Guarantee.
     3. The Supplemental Indenture has been duly and validly authorized and, upon the execution thereof by an authorized officer of the Company and delivery thereof to the Trustee, will be duly executed and delivered by the Company.
     4. The execution and delivery by the Company of the Supplemental Indenture and the performance by the Company of its obligations under the Amended Indenture and the Company Guarantee do not and will not violate (a) the Charter or the Bylaws or (b) any applicable Maryland law.

Centerplate, Inc.
October 22, 2007

     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. Our opinion expressed in paragraph 4(b) above is based upon our consideration of only those Maryland laws, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Amended Indenture and the Company Guarantee. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,
/s/ Venable LLP